Exhibit 15.3

December 4, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.

20549-7561 USA

Dear Sirs/Madams:

We have read Item 16F of Avricore Health Inc.’s December 31, 2019 Form 20-F dated December 4, 2020, and have the following comments:

1.We agree with the statements made concerning our Firm.

2.We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours very truly

DAVIDSON & COMPANY LLP

Chartered Professional Accountants